Exhibit 99.2

                  News release for immediate release

FOR IMMEDIATE RELEASE
Contact information:
Ryan Greenier, Vice President, Investor Relations
217-788-5738

HORACE MANN REPORTS SECOND QUARTER 2017
NET INCOME PER SHARE AND OPERATING EPS OF $0.02

•	Property and Casualty catastrophe losses impacted second quarter income by $0.51 per diluted share

•	Underlying auto and property combined ratios significantly impacted by non-catastrophe weather

•	Retirement assets under management increased 7% from a year ago

•	Life segment income increased 22% for the quarter on favorable mortality

SPRINGFIELD, Ill., July 24, 2017 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three and six months ended June 30, 2017:

Horace Mann Financial Highlights
	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions, except per share amounts)	2017	2016	Change	2017	2016	Change
Total revenues	$291.4	$283.5	2.8%	$578.7	$554.8	4.3%
Net income	2.3	11.8	-80.5%	17.6	37.0	-52.4%
Net realized investment gains (losses) after tax	1.5	1.5		1.4	1.1
Operating income*	0.8	10.3	-92.2%	16.2	35.9	-54.9%
Per diluted share:
Net income	0.05	0.29	-82.8%	0.42	0.89	-52.8%
Net realized investment gains (losses) after tax	0.03	0.04		0.03	0.02
Operating income*	0.02	0.25	-92.0%	0.39	0.87	-55.2%
Book value per share				33.49	35.31	-5.2%
Book value per share excluding the fair value adjustment for investments*				27.51	27.10	1.5%
Property and Casualty segment net income (loss)	(13.9)	(4.5)	N.M.	(11.2)	9.3	N.M.
Property and Casualty combined ratio	118.5%	111.6%	6.9 pts	112.0%	102.8%	9.2 pts
Property and Casualty underlying combined ratio*	98.7%	94.9%	3.8 pts	97.0%	90.9%	6.1 pts
Retirement segment net income	$11.8	$13.0	-9.2%	$23.3	$23.6	-1.3%
Life segment net income	5.6	4.6	21.7%	9.5	8.5	11.8%

N.M.-	Not meaningful.

* These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). They are reconciled to the most directly comparable GAAP measures in the supplemental numerical pages of this document. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.

The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
217-789-2500 www.horacemann.com

 “Horace Mann’s second quarter operating income was significantly impacted by adverse weather; catastrophe losses were $32.4 million, the second highest level recorded during a second quarter, and non-catastrophe weather losses also impacted underlying auto and property results. Life and Retirement results remain strong. Looking past the challenging weather results, our profitability improvement initiatives for auto remain on track, and we continue to see stabilization in auto loss trends excluding the impacts of elevated adverse weather,” said Horace Mann’s President and Chief Executive Officer Marita Zuraitis.

"As a result of the historic levels of catastrophe losses, as well as significant non-catastrophe weather-related losses in both property and auto, we are revising our estimate of full-year 2017 operating income to between $1.45 and $1.65 per diluted share. We remain confident in our ability to improve our underlying auto loss ratio, but as a result of the unprecedented weather-related losses that impacted auto in the first six months of the year, the improvement may take longer than we originally anticipated. Therefore, we now anticipate margin improvement to emerge in 2018," stated Zuraitis.

Property and Casualty Segment

For the second quarter, the Property and Casualty segment recorded a net loss of $13.9 million which was $9.4 million higher than the loss recorded in the prior year period.  The incremental loss reflects an elevated level of catastrophe losses and non-catastrophe weather-related losses, which resulted in a Property and Casualty combined ratio of 118.5% for the quarter. The primary driver of the increase was non-catastrophe weather-related losses in property, as well as a $5.1 million increase in total catastrophe losses, which were $32.4 million on a pretax basis.

Prior years’ reserves continue to develop favorably; however, the favorable development in the current quarter of $0.6 million pretax was $1.0 million pretax lower than the amount a year ago.

On an underlying basis, the auto loss ratio of 79.8% was in line with the prior period result on a developed basis despite the elevated level of weather losses in the second quarter of 2017.  For property, the increase in the underlying loss ratio from 41.9% for the second quarter of 2016 to 56.0% for the second quarter of 2017 was largely related to the impact of higher non-catastrophe weather-related losses. Compared to the second quarter of 2016, the Property and Casualty expense ratio decreased slightly.

For the first half of 2017, the Property and Casualty segment incurred a net loss of $11.2 million compared to net income of $9.3 million in the first half of 2016 as a result of elevated catastrophe losses and non-catastrophe weather-related losses. The current period total Property and Casualty combined ratio of 112.0% increased 9.2 points compared to a year ago. Pretax catastrophe losses were $9.6 million higher than the first half of 2016; favorable prior years' reserve development was $2.0 million less than the prior year amount. On an underlying basis, the six month auto loss ratio of 78.2% increased 2.4 points compared to the prior year period. For property, the underlying six month loss ratio of 51.3% increased 12.4 points compared to the prior year period for reasons similar to the second quarter comparison above. The expense ratio for Property and Casualty of 27.3% was comparable to the prior year period.

Total Property and Casualty written premiums of $167.9 million and $320.8 million for the three and six month periods ended June 30, 2017, respectively, each increased 5% compared to the prior year periods. The growth was driven primarily by rate actions which resulted in an increase in the average premium per policy for both auto and property.

Total Property and Casualty sales increased 6% and 8% compared to the three and six months ended June 30, 2016. Auto sales increased 7% while property sales increased 4% compared to the prior year period. Policy retention continues to be strong with auto and property policy retention rates for the current quarter at 83% and 87%, respectively.

Retirement Segment

For the second quarter of 2017, Retirement segment net income of $11.8 million decreased $1.2 million or 9% compared to the prior year period which is primarily due to a $3.2 million pretax increase in operating expenses including costs related to the Company’s continued infrastructure and strategic investments, offset by a $0.9 million pretax increase in net interest margin.

The six month 2017 annualized net interest spread on fixed annuity assets was 189 basis points, an increase of 4 basis points compared to a year ago. Total Retirement assets under management of $6.5 billion increased 7% compared to a year ago, and total cash value persistency remained strong at 90% for variable annuities and 93% for fixed annuities.

For the three and six month periods ended June 30, 2017, annuity deposits of $116.8 million and $234.1 million decreased 6% and 1%, respectively, compared to the prior year periods.

Life Segment

Life segment net income of $5.6 million and $9.5 million for the current three and six month periods, respectively, increased $1.0 million compared to each of the respective periods in 2016.

Life segment insurance premiums and contract deposits of $26.9 million for the current quarter decreased 2% compared to the prior year period. For the first six months, they increased 4%, to $53.4 million compared to the prior year period. Life sales of $3.7 million decreased 10% compared to the second quarter of 2016, primarily due to a decrease in second quarter single premium sales. Life sales for the six month period of $8.4 million increased 18% compared to the prior year period due to an increase in single premium sales. Life persistency of 95% was comparable to 12 months earlier.

Investment Results

Total net investment income increased 1% and 4% compared to the three and six month periods ended June 30, 2016 reflecting higher asset balances in the Retirement segment offset by the impact of the current low interest rate environment. Pretax net realized investment gains were $2.0 million and $1.8 million for the three and six month periods ended June 30, 2017, respectively. In the second quarter of 2017, $3.6 million pretax charges for other than temporary impairment were recorded primarily on fixed maturity securities.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities were $433.0 million at June 30, 2017, compared to net unrealized investment gains of $351.3 million at March 31, 2017 and $312.2 million at December 31, 2016. Net unrealized investment gains were $584.1 million at June 30, 2016.

Webcast Conference Call

Horace Mann’s senior management will discuss the Company’s second quarter financial results with investors and analysts on July 25, 2017 at 10:00 a.m. Eastern Time. The conference call will be webcast live at investors.horacemann.com and archived later in the day for replay.

Horace Mann - the largest financial services company focusing on educators' financial needs - provides auto, homeowners and life insurance, retirement products and other financial solutions. Founded by Educators for Educators® in 1945, the Company is headquartered in Springfield, IL. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2017 and the Company's past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements. Information contained in this press release includes measures which are based on methodologies other than accounting principles generally accepted in the United States (“GAAP”). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the supplemental numerical pages of this release and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the Company’s SEC filings.

# # #

HORACE MANN EDUCATORS CORPORATION
Financial Highlights (Unaudited)
($ in Millions, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
EARNINGS SUMMARY	2017	2016	% Change	2017	2016	% Change
Net income	$2.3	$11.8	-80.5%	$17.6	$37.0	-52.4%
Net realized investment gains (losses), after tax (see below)	1.5	1.5	N.M.	1.4	1.1	27.3%
Operating income (A)	0.8	10.3	-92.2%	16.2	35.9	-54.9%

Per diluted share:
Net income	$0.05	$0.29	-82.8%	$0.42	$0.89	-52.8%
Net realized investment gains (losses), after tax (see below)	$0.03	$0.04	-25.0%	$0.03	$0.02	50.0%
Operating income (A)	$0.02	$0.25	-92.0%	$0.39	$0.87	-55.2%
Weighted average number of shares and equivalent shares (in millions) - Diluted	41.5	41.3	0.5%	41.4	41.4	N.M.

RETURN ON EQUITY
Net income return on equity (B)				4.7%	6.0%	N.M.
Operating income return on equity excluding the fair value adjustment for investments (A) (C)				5.6%	6.9%	N.M.

FINANCIAL POSITION
Per share (D):
Book value				$33.49	$35.31	-5.2%
Effect of the fair value adjustment for investments (E)				$5.98	$8.21	-27.2%
Book value excluding the fair value adjustment for investments (A)				$27.51	$27.10	1.5%
Dividends paid	$0.275	$0.265	3.8%	$0.550	$0.530	3.8%
Ending number of shares outstanding (in millions) (D)				40.7	40.1	1.5%
Total assets				$10,876.1	$10,466.3	3.9%
Long-term debt, current and noncurrent				247.3	247.1	0.1%
Total shareholders' equity				1,362.1	1,417.3	-3.9%

ADDITIONAL INFORMATION
Net realized investment gains (losses)
Before tax	$2.0	$3.1	-35.5%	$1.8	$2.9	-37.9%
After tax	1.5	1.5	N.M.	1.4	1.1	27.3%
Per share, diluted	$0.03	$0.04	-25.0%	$0.03	$0.02	50.0%

N.M.-	Not meaningful.

(A)
These measures are not based on accounting principles generally accepted in the United States ("non-GAAP"). An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company's reports filed with the SEC.

(B)	Based on trailing 12-month net income and average quarter-end shareholders' equity.

(C)
Based on trailing 12-month operating income and average quarter-end shareholders' equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

(D)	Ending shares outstanding were 40,668,847 at June 30, 2017 and 40,138,427 at June 30, 2016.

(E)	Net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

HORACE MANN EDUCATORS CORPORATION
Statements of Operations and Supplemental Consolidated Data (Unaudited)
($ in Millions)

	Three Months Ended June 30,			Six Months Ended June 30,
STATEMENTS OF OPERATIONS	2017	2016	% Change	2017	2016	% Change
Insurance premiums and contract charges earned	$195.7	$188.3	3.9%	$391.4	$373.8	4.7%
Net investment income	$92.0	$91.1	1.0%	$182.7	$175.8	3.9%
Net realized investment gains (losses)	$2.0	$3.1	-35.5%	$1.8	$2.9	-37.9%
Other income	$1.7	$1.0	70.0%	$2.8	$2.3	21.7%
Total revenues	291.4	283.5	2.8%	578.7	554.8	4.3%

Benefits, claims and settlement expenses	165.9	148.4	11.8%	310.0	267.9	15.7%
Interest credited	49.3	47.6	3.6%	98.1	94.3	4.0%
Policy acquisition expenses amortized	24.8	24.5	1.2%	49.7	48.6	2.3%
Operating expenses	46.2	43.3	6.7%	94.9	86.1	10.2%
Interest expense	2.9	3.0	-3.3%	5.9	5.9	N.M.
Total benefits, losses and expenses	289.1	266.8	8.4%	558.6	502.8	11.1%

Income before income taxes	2.3	16.7	-86.2%	20.1	52.0	-61.3%
Income tax expense	—	4.9	-100.0%	2.5	15.0	-83.3%
Net income	$2.3	$11.8	-80.5%	$17.6	$37.0	-52.4%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS
Property & Casualty	$167.9	$159.8	5.1%	$320.8	$306.5	4.7%
Retirement deposits	116.8	124.7	-6.3%	234.1	237.3	-1.3%
Life	26.9	27.3	-1.5%	53.4	51.2	4.3%
Total	$311.6	$311.8	-0.1%	$608.3	$595.0	2.2%

SEGMENT NET INCOME (LOSS)
Property & Casualty	$(13.9)	$(4.5)	N.M.	$(11.2)	$9.3	N.M.
Retirement	11.8	13.0	-9.2%	23.3	23.6	-1.3%
Life	5.6	4.6	21.7%	9.5	8.5	11.8%
Corporate and other (A)	(1.2)	(1.3)	-7.7%	(4.0)	(4.4)	-9.1%
Net income	$2.3	$11.8	-80.5%	$17.6	$37.0	-52.4%

N.M.-	Not meaningful.

(A)
The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other Corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended June 30,			Six Months Ended June 30,
PROPERTY & CASUALTY	2017	2016	% Change	2017	2016	% Change
Premiums written	$167.9	$159.8	5.1%	$320.8	$306.5	4.7%
Premiums earned	160.5	153.7	4.4%	318.8	305.8	4.3%
Net investment income	8.1	10.2	-20.6%	17.3	19.0	-8.9%
Other income	0.1	—	N.M.	0.1	0.4	-75.0%
Losses and loss adjustment expenses (LAE)	147.8	129.8	13.9%	270.0	231.0	16.9%
Operating expenses (includes policy acquisition expenses amortized)	42.4	41.7	1.7%	87.1	83.3	4.6%
Income before tax	(21.5)	(7.6)	N.M.	(20.9)	10.9	N.M.
Net income (loss)	(13.9)	(4.5)	N.M.	(11.2)	9.3	N.M.
Net investment income, after tax	6.5	8.1	-19.8%	13.9	15.3	-9.2%

Catastrophe costs (A)
After tax	21.1	17.7	19.2%	32.2	26.0	23.8%
Before tax	32.4	27.3	18.7%	49.6	40.0	24.0%
Prior years' reserves favorable (adverse) development, before tax
Automobile	—	—	N.M.	—	—	N.M.
Property	0.6	1.6	-62.5%	1.6	3.6	-55.6%
Other liability	—	—	N.M.	—	—	N.M.
Total	0.6	1.6	-62.5%	1.6	3.6	-55.6%

Operating statistics:
Loss and loss adjustment expense ratio	92.1%	84.4%	N.M.	84.7%	75.5%	N.M.
Expense ratio	26.4%	27.2%	N.M.	27.3%	27.3%	N.M.
Combined ratio	118.5%	111.6%	N.M.	112.0%	102.8%	N.M.
Effect on the combined ratio of:
Catastrophe costs (A)	20.2%	17.7%	N.M.	15.5%	13.1%	N.M.
Prior years' reserve development	-0.4%	-1.0%	N.M.	-0.5%	-1.2%	N.M.
Combined ratio excluding the effects of catastrophe costs and prior years' reserve development ("underlying combined ratio") (B)	98.7%	94.9%	N.M.	97.0%	90.9%	N.M.

Policies in force (voluntary) (in thousands)				702	709	-1.0%
Automobile				484	487	-0.6%
Property				218	222	-1.8%

Policy renewal rate (voluntary) - 12 months
Automobile				82.9%	84.0%	N.M.
Property				87.4%	88.4%	N.M.

N.M.-	Not meaningful.

(A)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums. For the periods presented, there were no reinsurance reinstatement premiums.

(B)	This measure is not based on accounting principles generally accepted in the United States ("non-GAAP").
See footnote (A) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
RETIREMENT
Contract deposits	$116.8	$124.7	-6.3%	$234.1	$237.3	-1.3%
Variable	43.7	42.0	4.0%	89.1	79.9	11.5%
Fixed	73.1	82.7	-11.6%	145.0	157.4	-7.9%
Contract charges earned	6.8	6.1	11.5%	13.4	12.2	9.8%
Net investment income	65.2	62.6	4.2%	128.6	120.7	6.5%
Interest credited	38.1	36.4	4.7%	75.6	72.0	5.0%
Net interest margin (without realized investment gains/losses)	27.1	26.2	3.4%	53.0	48.7	8.8%
Other income	1.4	0.7	100.0%	2.3	1.5	53.3%
Mortality loss and other reserve changes	(1.3)	(0.8)	62.5%	(2.4)	(1.7)	41.2%
Operating expenses (includes policy acquisition expenses amortized)	16.9	13.7	23.4%	33.0	27.2	21.3%
Income before tax	17.1	18.5	-7.6%	33.3	33.5	-0.6%
Net income	11.8	13.0	-9.2%	23.3	23.6	-1.3%
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(0.3)	$(0.5)	-40.0%	$(0.6)	$(0.7)	-14.3%
Guaranteed minimum death benefit reserve	—	—	N.M.	—	—	N.M.
Retirement contracts in force (in thousands)				221	214	3.3%
Accumulated account value on deposit / Assets under management				$6,502.5	$6,106.7	6.5%
Variable				1,976.2	1,768.6	11.7%
Fixed				4,526.3	4,338.1	4.3%
Retirement accumulated value retention - 12 months
Variable accumulations				89.6%	94.6%	N.M.
Fixed accumulations				92.5%	94.8%	N.M.

LIFE
Premiums and contract deposits	$26.9	$27.3	-1.5%	$53.4	$51.2	4.3%
Premiums and contract charges earned	28.5	28.5	N.M.	59.3	55.8	6.3%
Net investment income	18.9	18.5	2.2%	37.2	36.5	1.9%
Other income	0.1	0.2	-50.0%	0.2	0.3	-33.3%
Death benefits/mortality cost/change in reserves	16.8	17.8	-5.6%	37.6	35.2	6.8%
Interest credited	11.3	11.2	0.9%	22.5	22.3	0.9%
Operating expenses (includes policy acquisition expenses amortized)	10.7	11.0	-2.7%	22.5	21.9	2.7%
Income before tax	8.7	7.2	20.8%	14.1	13.2	6.8%
Net income	5.6	4.6	21.7%	9.5	8.5	11.8%
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$0.1	$0.1	N.M.	$0.2	$0.2	N.M.
Life policies in force (in thousands)				197	201	-2.0%
Life insurance in force				$17,308	$16,828	2.9%
Lapse ratio - 12 months (Ordinary life insurance)				4.7%	4.1%	N.M.

CORPORATE AND OTHER (A)
Components of income (loss) before tax:
Net realized investment gains (losses)	$2.0	$3.1	(35.5)%	$1.8	$2.9	(37.9)%
Interest expense	(2.9)	(3.0)	-3.3%	(5.9)	(5.9)	N.M.
Other operating expenses, net investment income and other income	(1.2)	(1.5)	-20.0%	(2.4)	(2.6)	-7.7%
Loss before tax	(2.1)	(1.4)	50.0%	(6.5)	(5.6)	16.1%
Net loss	(1.2)	(1.3)	-7.7%	(4.0)	(4.4)	-9.1%

N.M.- -	Not meaningful.

(A)
The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended June 30,			Six Months Ended June 30,
INVESTMENTS	2017	2016	% Change	2017	2016	% Change
Retirement and Life
Fixed maturities, at fair value (amortized cost 2017, $6,413.6; 2016, $6,154.8)				$6,794.9	$6,669.1	1.9%
Equity securities, at fair value (cost 2017, $80.3; 2016, $49.2)				82.7	51.3	61.2%
Short-term investments				92.1	128.9	-28.5%
Policy loans				152.9	149.8	2.1%
Other investments				193.3	121.5	59.1%
Total Retirement and Life investments				7,315.9	7,120.6	2.7%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2017, $748.3; 2016, $755.4)				$783.7	$812.6	-3.6%
Equity securities, at fair value (cost 2017, $60.2; 2016, $61.3)				74.2	71.9	3.2%
Short-term investments				10.2	6.8	50.0%
Other investments				52.1	41.4	25.8%
Total Property & Casualty investments				920.2	932.7	-1.3%

Corporate investments				1.8	17.7	N.M.

Total investments				8,237.9	8,071.0	2.1%

Net investment income
Before tax	$92.0	$91.1	1.0%	$182.7	$175.8	3.9%
After tax	61.0	60.8	0.3%	121.4	117.3	3.5%

N.M.-	Not meaningful.